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                                                                    EXHIBIT 10.6

                             HPL TECHNOLOGIES, INC.
                 FOREIGN SUBSIDIARY EMPLOYEE STOCK PURCHASE PLAN
                          (AS ADOPTED ON MAY 22, 2001)


         1. PURPOSE. This HPL Technologies, Inc. Foreign Subsidiary Employee Stock Purchase Plan (the "Plan") is designed to encourage and assist employees of any Participating Subsidiary of HPL Technologies, Inc. ("HPL"), as defined in
Section 4, to acquire an equity interest in HPL through the purchase of shares of HPL common stock (the "Common Stock"). HPL and all of the Participating Subsidiaries shall be collectively referred to herein as the "Company".

         2. ADMINISTRATION. The Plan shall be administered by the Board of Directors of HPL (or a committee thereof designated by the Board of Directors, which in either case is referred to as the "Board"). The Board may from time to time select a committee or persons (the "Administrator") to be responsible for any matters in implementing the Plan. If no such committee or persons are selected, the Board shall be the Administrator. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), the Administrator may administer and interpret the Plan in any manner it believes to be desirable, and any such interpretation shall be conclusive and binding on the Company and all persons, and the Administrator shall have all powers necessary to accomplish the purposes of the Plan and discharge its duties hereunder.

         3.     NUMBER OF SHARES.

                (a) SHARE LIMIT. The total number of shares of Common Stock initially reserved and available for issuance pursuant to this Plan shall be 300,000 (the "Share Limit"). Notwithstanding the foregoing and subject to
Section 3(b), the Share Limit shall automatically increase on March 1, 2002 and March 1 of each year thereafter until and including March 1, 2011 (unless the Plan is terminated earlier in accordance with the provisions hereof) by the "Annual Increase" which shall consist of a number of shares equal to the least of (i) 150,000, (ii) one percent (1.00%) of the number of shares of all classes of common stock of the Company outstanding on that date or (iii) a lesser number determined by the Administrator prior to such March 1; provided that the total number of shares available for issuance under the Plan shall not exceed the initial Share Limit plus the maximum potential cumulative Annual Increase. The Share Limit shall be reduced by the number of shares issued under the HPL Technologies Employee Stock Purchase Plan ("Domestic Plan"). Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares reacquired in private transactions or open market purchases, but all shares issued under this Plan and the Domestic Plan shall be counted against the Share Limit.
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                (b)     ADJUSTMENTS. In the event of any reorganization,
recapitalization, stock split, reverse stock split, stock dividend, combination of shares, offering of rights, or other similar change in the capital structure of HPL, the Board may make such adjustment, if any, as it deems appropriate in the number, kind, and purchase price of the shares available for purchase under the Plan and in the maximum number of shares subject to any option under the Plan. Such adjustment shall be made by the Administrator, whose determination shall be final, binding, and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option under the Plan.

         4.     ELIGIBILITY REQUIREMENTS.

                (a) ELIGIBLE EMPLOYEES. Each employee of each Participating Subsidiary, except those described in the next paragraph, shall become eligible to participate in the Plan in accordance with Section 5 on the first Enrollment Date on or following commencement of his or her employment by the Company or the Participating Subsidiary or following such period of employment, not to exceed two years, as is designated by the Board from time to time. Participation in the Plan is entirely voluntary.

                (b) NON-ELIGIBLE EMPLOYEES. The following employees are not eligible to participate in the Plan:

                        (i) employees who would, immediately upon enrollment or re-enrollment in the Plan, own directly or indirectly five percent or more of the total combined voting power or value of all classes of stock of HPL or any subsidiary or parent of HPL (as defined in Section 424 of the Code);

                        (ii) employees who are customarily employed by the Company less than 20 hours per week or less than five months in any calendar year; and

                        (iii) employees who are prohibited by applicable law from participating in the Plan.

                        For purposes of the determination in clause (i) above,
(a) the employee shall be deemed to own stock attributed to him or her under the attribution rules of Section 424(d) of the Code; (b) the employee shall be considered to own any stock that the employee could purchase through the exercise of any option or right to acquire stock held by the employee (including the option granted to the employee upon an Enrollment Date); and (c) the option granted to an employee on an Enrollment Date shall be deemed to be an option to acquire a number of shares of Common Stock of the Company equal to (x) the maximum number of shares that may be purchased on any

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Purchase Date set forth in Section 6(b)(vii) hereof multiplied by (y) the number of Purchase Dates in the option period for such option.

                (c) DEFINITION OF EMPLOYEE. "Employee" shall mean any individual who is an employee of a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Administrator, in its sole discretion. The Administrator shall be guided by the provisions of Treasury Regulation Section 1.421-7 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all "employees" within the meaning of those provisions other than those who are not eligible to participate in the Plan; provided, however, that any determinations regarding whether an individual is an "employee" shall be prospective only, unless otherwise determined by the Administrator. Unless the Administrator makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days. Any inquiries regarding eligibility to participate in the Plan shall be directed to the Administrator, whose decision will be final.

                (d) DEFINITION OF SUBSIDIARY. "Subsidiary" shall mean any corporation that is a "subsidiary" of the Company as defined in Section 424(f) of the Code. "Participating Subsidiary" shall mean a subsidiary which has been designated by the Administrator as covered by the Plan; provided, however, that no subsidiary participating in the Domestic Plan may be designated for participation in the Plan.



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         5.     ENROLLMENT. Any eligible employee may enroll or re-enroll in the
Plan each year as of the first trading day of (i) September 2001, (ii) March 2002, and (iii) each September and March thereafter, or such other days as may be established by the Board from time to time (the "Enrollment Dates"). In order to enroll, an eligible employee must complete and submit to the Company the enrollment form approved by the Administrator. Any enrollment form received by the designee of the Administrator by (a) the September 2001 Enrollment Date, (b) with respect to each Enrollment Date thereafter, the 25th day of the month preceding such Enrollment Date (or the Enrollment Date in the case of employees hired after such 25th day), or (c) such other date established by the Administrator from time to time, will be effective on that Enrollment Date. For purposes of the Plan, a "trading day" is any day on which regular trading occurs on any established stock exchange or market system on which the Common Stock is traded. Any employee who has enrolled in the Plan and has not withdrawn shall be automatically re-enrolled in the Plan on the Enrollment Date next following the expiration of the employee's option at the same level of payroll deduction as during the preceding option period. An employee wishing to change the level of payroll deduction must submit a new enrollment form on or before the due dates for such forms described above.

         6.     GRANT OF OPTION ON ENROLLMENT.

                (a) GRANT OF OPTION. Enrollment or re-enrollment by a participant in the Plan on an Enrollment Date will constitute the grant by the Company to the participant of an option to purchase shares of Common Stock from the Company under the Plan.

                (b) TERMS OF OPTION. Each option granted under the Plan shall have the following terms:

                        (i) each option granted under the Plan will have a term of not more than 24 months or such shorter option period as may be established by the Board from time to time; notwithstanding the foregoing, however, whether or not all shares have been purchased thereunder, the option will expire on the earlier to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 24 months after the Enrollment Date for such option, or such shorter option period as may be established by the Board before an Enrollment Date for all options to be granted on such date or
(B) the date on which the employee's participation in the Plan terminates for any reason;

                        (ii) payment for shares purchased under the option will be made only through payroll withholding in accordance with Section 7;

                        (iii) purchase of shares upon exercise of the option will be effected only on the Purchase Dates established in accordance with
Section 8;

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                        (iv)    the price per share under the option will be
determined as provided in Section 8;

                        (v) the number of shares available for purchase under an option will be determined by dividing (i) such participant's payroll deductions accumulated on or prior to such Purchase Date and retained in such participant's account as of the Purchase Date; by (ii) the applicable Purchase Price determined in accordance with Section 8;

                        (vi) the option (taken together with all other options then outstanding under this and all other similar stock purchase plans of HPL and any subsidiary of HPL, collectively "Options") will in no event give the participant the right to purchase shares at a rate per calendar year which accrues in excess of $25,000 of fair market value of such shares, determined at the applicable Enrollment Date;

                        (vii) the option will in no event give the right to purchase more than 1500 shares on any Purchase Date; and

                        (viii) the option will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Administrator, in its sole discretion, from time to time.

         7.     PAYROLL AND TAX WITHHOLDING; USE BY COMPANY.

                (a) PAYROLL DEDUCTIONS. Each participant shall elect to have amounts withheld from his or her compensation paid by the Company during the option period, at a rate equal to any whole percentage up to 30 percent, or such other maximum percentage as the Board may establish from time to time before an Enrollment Date. Compensation includes regular salary payments, bonuses, overtime pay and any other compensation as may be determined from time to time by the Board of Directors, but excludes all other payments including, without limitation, long-term disability or workers compensation payments, car allowances, employee referral bonuses, relocation payments, expense reimbursements (including but not limited to travel, entertainment, and moving expenses), salary gross-up payments, and non-cash recognition awards. The participant shall designate a rate of withholding in his or her enrollment form and may elect to increase or decrease the rate of contribution effective as of any Enrollment Date, by delivery to HPL or the Employee's Participating Subsidiary, not later than the 25th day of the month preceding such Enrollment Date, of a written notice indicating the revised withholding rate. The first payroll deduction will commence with the first payment of compensation on or after the Enrollment Date.

                (b) USE OF WITHHOLDINGS. Payroll withholdings shall be credited to an account maintained for purposes of the Plan in local currency on behalf of each

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participant, as soon as administratively feasible after the withholding occurs.
The Company shall be entitled to use the withholdings for any corporate purpose, shall have no obligation to pay interest on withholdings to any participant, and shall not be obligated to segregate withholdings.

                (c) TAX WITHHOLDINGS. Upon acquisition or disposition of shares acquired by exercise of an option, the participant shall pay, or make provision adequate to the Company for payment of, all federal, state, and other tax (and similar) withholdings that the Company determines, in its discretion, are required due to the disposition, including any such withholding that the Company determines in its discretion is necessary to allow the Company to claim tax deductions or other benefits in connection with the disposition. A participant shall make such similar provisions for payment that the Company determines, in its discretion, are required due to the exercise of an option, including such provisions as are necessary to allow the Company to claim tax deductions or other benefits in connection with the exercise of the option.

         8.     PURCHASE OF SHARES.

                (a) PURCHASE DATE. On the last trading day of each month immediately preceding a month containing an Enrollment Date, or on such other days as may be established by the Board from time to time prior to an Enrollment Date for all options to be granted on an Enrollment Date (each a "Purchase Date"), the Company shall convert each participant's account balance, including amounts carried forward to U.S. Dollars, determined as of the Purchase Date, and shall apply the funds then credited to each participant's payroll withholdings account to the purchase of whole shares of Common Stock.

                (b) PURCHASE PRICE. The cost to the participant for the shares purchased under any option shall be not less than 85 percent of the lower of:

                        (i) the fair market value of the Common Stock on the Enrollment Date for such option; or

                        (ii) the fair market value of the Common Stock on that Purchase Date.

                The "fair market value" of the Common Stock on a date shall be the closing price of the Common Stock on the Nasdaq National Market (or, if determined by the Administrator to be the primary market on which the Common Stock is traded, a stock exchange or other market system on which the Common Stock is traded), or the fair market value on such date as determined by the Administrator if no such price is reported.

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                (c)     FUNDS REMAINING AFTER PURCHASE. Any funds in an amount
less than the cost of one share of Common Stock left in a participant's payroll withholdings account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

                (d) INSUFFICIENT SHARES AVAILABLE. If at any Purchase Date, the shares available under the Plan are less than the number all participants would otherwise be entitled to purchase on such date, purchases (including purchases under the Domestic Plan) shall be reduced proportionately to eliminate the deficit. Any funds that cannot be applied to the purchase of shares due to such a reduction shall be refunded to participants as soon as administratively feasible, unless the Administrator, in its sole discretion, determines that such excess funds shall be carried over to the next Purchase Date under this Plan.

         9. WITHDRAWAL FROM THE PLAN. A participant may withdraw from the Plan in full (but not in part) at any time, effective after written notice thereof is received by the Company. All funds credited to a participant's payroll withholdings account shall be distributed to him or her without interest within 60 days after notice of withdrawal is received by the Company. Any eligible employee who has withdrawn from the Plan may enroll in the Plan again on any subsequent Enrollment Date in accordance with the provisions of Section
5. If a participant fails to remain employed for at least 20 hours per week during an Offering Period, the participant will be deemed to have withdrawn from this Plan, the payroll deductions credited to the participant's account will be promptly refunded, and the participant's option under the Plan shall terminate.

         10. TERMINATION OF EMPLOYMENT. Participation in the Plan terminates immediately when a participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise becomes ineligible to participate in the Plan. As soon as administratively feasible after termination, the Company shall pay to the participant or his or her beneficiary or legal representative, all amounts credited to the participant's payroll withholdings account; provided, however, that if a participant ceases to be employed by the Company because of the commencement of employment with a Subsidiary of the Company that is not a Participating Subsidiary, funds then credited to such participant's payroll withholdings account shall be applied to the purchase of whole shares of Common Stock at the next Purchase Date, and any funds remaining after such purchase shall be paid to the participant.

         11.    BENEFICIARIES.

                (a) DESIGNATION OF BENEFICIARY. Each participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt in written form by the Company and shall control over any disposition by will or otherwise.


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                (b)     PAYMENT TO BENEFICIARY. As soon as administratively
feasible after the death of a participant, amounts credited to his or her account shall be paid in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator, or other legal representative of the participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the participant has given express contrary written instructions.

         12.    ASSIGNMENT.

                (a) ASSIGNMENT PROHIBITED. Except as provided in Section 11, the rights of a participant under the Plan shall not be assignable by such participant, by operation of law or otherwise. No participant may create a lien on any funds, securities, rights, or other property held by the Company for the account of the participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by the laws of descent and distribution if beneficiaries have not been designated.

                (b) RIGHTS EXERCISABLE ONLY BY PARTICIPANT. A participant's right to purchase shares under the Plan shall be exercisable only during the participant's lifetime and only by him or her, except that a participant may direct the Company in the enrollment form to issue share certificates to the participant and his or her spouse in community property, to the participant jointly with one or more other persons with right of survivorship, or to certain forms of trusts approved by the Administrator; provided, that such direction may not be terminated, except at the beginning of a new enrollment period or pursuant to a "qualified domestic relations order" as defined under the Code.

         13. ADMINISTRATIVE ASSISTANCE. If the Administrator in its discretion so elects, it may engage a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each participant shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued.

         14. COSTS. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties or transfer taxes applicable to participation in the Plan may be charged to the account of such participant by the Company. Any brokerage fees for the purchase of shares by a participant shall be paid by the Company, but brokerage fees for the resale of shares by a participant shall be borne by the participant.

         15. EQUAL RIGHTS AND PRIVILEGES. All eligible employees shall have substantially equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of
Section 423 of the Code and the related Treasury Regulations. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. This Section 15 shall take precedence over all other provisions of the Plan.

         16. APPLICABLE LAW. The Plan and options granted hereunder shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

         17.    MODIFICATION AND TERMINATION.

                (a) MODIFICATION AND TERMINATION OF PLAN. The Board may modify, amend, alter, or terminate the Plan at any time, including amendments to outstanding options. No amendment to increase the number of shares reserved for purchase under the Plan shall be effective unless within 12 months after it is adopted by the Board, it is approved by the stockholders of HPL.

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                (b)     TERMINATION OF OPTIONS. In the event the Plan is
terminated, the Board may elect to terminate all outstanding options either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the participants as soon as administratively feasible.

                (c) ASSET SALE, MERGER, ETC. In the event of the sale of all or substantially all of the assets of HPL, or the merger or consolidation of HPL with or into another corporation, or the dissolution or liquidation of HPL, the Board shall provide for the assumption or substitution of each option under the Plan by the successor or surviving corporation, or a parent or subsidiary thereof, unless the Board decides to take such other action as it deems appropriate, including, without limitation, providing for the termination of the Plan and providing for a Purchase Date to occur on the trading day immediately preceding the date of such termination.

         18. RIGHTS AS AN EMPLOYEE. Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or any Subsidiary or to affect the Company's or any Subsidiary's right to terminate the employment of any person at any time with or without cause.

         19. RIGHTS AS A SHAREHOLDER; DELIVERY OF CERTIFICATES. Participants shall be treated as the owners of their shares effective as of the Purchase Date. Certificates evidencing shares purchased on any Purchase Date shall be delivered to participants as soon as administratively feasible, unless the Administrator determines that HPL instead of delivery of share certificates (i) deliver a certificate (or equivalent) to a broker for crediting to the participant's account, or (ii) make a notation in the participant's favor of non-certificated shares on the Company's stock records.

         20. ADDITIONAL RESTRICTIONS OF RULE 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Securities Exchange Act of 1934 shall comply with the applicable provisions of Rule 16b-3 of such Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Securities Exchange Act of 1934 with respect to Plan transactions.

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